Exhibit
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2 (a) (i)

                                             CERTIFICATE OF FORMATION
                                                        OF
                                    Oppenheimer TREMONT MARKET NEUTRAL Fund,LLC

                  FIRST:   The name of the limited liability company is Oppenheimer Tremont Market Neutral Fund,
LLC.

                  SECOND:  The address of its registered office in the State of Delaware is 615 South DuPont
Highway, County of Kent, City of Dover, State of Delaware, 19901.  The name of its registered agent at such address is National Corporate Research, Ltd.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 2nd day of
October, 2001.

                                    Oppenheimer TREMONT MARKET  NEUTRALFund,LLC

                                           By:       /s/ Kenneth V. Randolph III
                                                     ---------------------------
                                           Name:         Kenneth V. Randolph III
                                           Title:        Authorized Person